

A bi-annual Newsletter by NAMI CORP

FOCUS

2018 Volume 1



Chairman Foreword



Dear valued stakeholders,

I am pleased to announce the release of our maiden official newsletter FOCUS. The tri-annual FOCUS newsletter can also be subscribed for free via e-mail. FOCUS is aimed at updating the medium-long term progress of NAMI Corp.'s core and prospective business developments and opportunities.

FOCUS will give an overview of the company directions, the underlying drivers at work and delivery of specific milestones on the progress of our businesses. In the first release, we have provided you the insight of our recent corporate conference, core businesses and prospective businesses.

I wish to thank all who attended and witnessed our first major corporate conference held on 28 April 2018. It was an honour to interact with and meet all who were present. We hope you had a wonderful time listening and taking notes on the key messages, and thereby affirming your reasons to stay strong with us.

Your continuous support for NAMI Corp. will no doubt motivate us to work that much harder behind the scene for a positive and progressive business future. We will surely maintain transparency by keeping our stakeholders updated on all our progress and ventures. It is to our satisfaction that stakeholders are delighted with our update on our progress and growth. We will, without doubt, continuously strive to think out of the box to grow our businesses and future.

NAMI Corp. is, therefore, committed to ensure that our stakeholders are satisfactorily and adequately rewarded with prosperous and protracted returns.

Yours Sincerely,

Tan Sri Dato' Sri Ong Tee Keat
NAMI Corp. Chairman

Contents


CORPORATE CONFERENCE 2018
04


Nasdaq
05


06


07


09


NAMI SAFE
10


11

EDITORIAL POLICY

Period covered: 1 March 2018 to 30 June 2018

Private Circulation

1 NAMI CORP. CORPORATE CONFERENCE 2018
@ Menara PGRM, Kuala Lumpur, 28 April 2018

NAMI Corp.'s first major corporate conference created great impact by delivering one important key message to its audience:

Delivering significant progress and uniting for successful listing of NAMI Corp. on Nasdaq.


CORPORATE CONFERENCE
(Left) Chairman of Nami Corp. officiating the conference; (Right) VVIP photo session.

The corporate conference was attended by more than 200 participants from the Asian region, consisting of astute stakeholders of NAMI Corp. The conference paved significant milestones for NAMI Corp. as indicated below:

(i) Unveiling its core businesses comprising sea sand mining and granite mining, among other businesses, together with an outline of detailed progress & milestone for each business.

(ii) Appointment of a U.S.-based corporate and securities law firm for our corporate exercise.

The audience was first presented with a 5-minute official teaser video of NAMI Corp.'s core businesses as well as other project ventures. With a glimpse of the overall company's direction, the audience from across the world awaited with bated breath and anticipation on what will be presented in detail to witness what NAMI Corp. has in store.

The event began with an applause to welcome NAMI Corp. Chairman, Tan Sri Dato' Sri Ong Tee Keat, on stage to deliver his welcoming address.

Tan Sri Dato' Sri Ong said NAMI Corp.'s management had worked tirelessly the past 12 months on several feasible projects to accelerate towards the commitment that was made since day one which is to have NAMI Corp. listed in the world's best stock exchange in the U.S.



"WE MEAN BUSINESS." – Tan Sri Dato' Sri Ong on NAMI Corp.'s stance in protecting stakeholders' interest.

Standing firm on the basic principles of accountability, transparency and integrity, NAMI Corp. is committed to its responsibility to meet, if not exceed, its stakeholders' expectations. NAMI Corp. will always be prudent in delivering feasible and realistic returns to its stakeholders and never once promised fictitiously high returns that could erode stakeholder's confidence.

Tan Sri Dato' Sri Ong urged all stakeholders to stay strong with NAMI Corp. to enjoy the fruits of labor when NAMI Corp. is listed on Nasdaq, targeted to be in year 2019.


Guest enquiring on projects information.


Incoming CEO of NAMI Corp., Mr Calvin Chin

Incoming NAMI Corp. CEO Calvin Chin continued to deliver key updates to the audience including NAMI Corp.'s business updates and its road map to Nasdaq.

1.1 Business Updates

Calvin began by informing the stakeholders NAMI Corp.'s business scope, starting from mining as the core business to hospitality and tourism as prospective businesses. Each business progress and outcome was explained in detail to ensure that every stakeholder understood clearly the magnitude of NAMI Corp.'s progress on its business endeavors, and synchronize such endeavors with the road map to Nasdaq.

Calvin, an accountant by profession, referred particularly to NAMI Corp.'s sea sand mining business and stressed on the prudence of accountants to base projections that are calculated at the least minimum (with confidence and knowledge of achieving more than it). Relating this specifically to the projected five-year revenue for sea sand mining and the current progress of the business, this particular core business is sufficient to provide a strong footing to meet the requirements of listing NAMI Corp. to Nasdaq.

He reiterated that the mining business would be a long term business to ensure NAMI Corp.'s sustainability to serve the interest and confidence of stakeholders. After presenting every aspect of sea sand mining operations and business in detail, he wrapped up with one important milestone: The revenue generation for sea sand mining will commence in the third quarter of 2018 that will provide a strong application for submission towards the uplisting of NAMI Corp. on Nasdaq.

Calvin also highlighted that NAMI Corp. had also undertaken to diversify its business portfolio, thereby consolidating NAMI Corp.'s business operations and activities to widen its revenue generation. This will further strengthen NAMI Corp.'s position and case for listing on Nasdaq. He also revealed granite mining as one of the business diversifications, backed by a ready land bank of 6.07 hectares with an initial estimated worth of more than 6.5 million tons of granite.

Calvin said the security and protection service, particularly self-service and robotized security deposit boxes, under the brand NAMI Safe, would be a prospective business that will further add value to the company.

He added that NAMI Safe has already been made available in Straits Quay, Penang and Sibu, Sarawak. Besides, another NAMI Corp.'s potential value-added business is Agartha World investment project, located at Bentong Eco Park, Pahang. Agartha World is an underground-themed tropical rainforest paradise and a tourist sanctuary.

1.2 Roadmap to Nasdaq

Calvin also briefed stakeholders on NAMI Corp.'s three-phases roadmap to Nasdaq. He said the first phase had been completed and NAMI Corp. is currently working with its appointed U.S.-based corporate and securities law firm to complete the Phase 2. NAMI Corp. hopes that stakeholders could be present in New York for Phase 3 to ring the bell, signifying NAMI Corp.'s opening in the Nasdaq. He closed his briefing to stakeholders by emphasizing on the importance of being a valued stakeholder. A valued stakeholder invests first in the right company, followed by the right business and finally, invests in the right people.



Signing wall and ushers to welcome the stakeholders to the event



Event Hall



Key updates on Roadmap to Nasdaq

1.3 Appointment of U.S.-Based Corporate & Securities Law Firm



Partner & lawyer from Yue & Associates, Ms Cao Yue & Mr Gilbert Bradshaw

NAMI Corp. is proud to appoint Law Office of Yue & Associates as its corporate and securities law firm for their legal service and expertise in steering and leading NAMI Corp. to be uplisted in Nasdaq.

With their wealth of experience and proven track record in representing clients in and out of the U.S. to access the U.S. capital market through corporate exercises and complex financial instruments, NAMI Corp. is in good hands to ensure that all necessary steps and precautions are identified and taken to fully comply with all possible strict rules and regulations in the rigorous path to Nasdaq capital market.

About Law Office of Yue & Associates

The Law Office of Yue & Associates

The Law Office of Yue & Associates is a boutique full service U.S. corporate and securities law firm providing experienced wall street level service. Based in Manhattan, New York and Irvine, California, Yue & Associates conducts numerous successful representations in IPOs, Nasdaq uplistings, reverse merger transactions, private placements, spin-offs and restructuring, internal investigations and correspondences with the SEC, FINRA, NYSE, Nasdaq and other major government agencies and public company compliance work.



NAMI Corp. Chairman making his closing statement

"THOSE WHO STAYED WITH US, THOSE WHO CHOSE TO GROW WITH THE COMPANY WOULD ULTIMATELY REAP THE HARVESTS OF OUR HARD WORK AND COMMITMENT."

– Tan Sri Dato' Sri Ong Tee Keat on his closing speech.

2 Core Business: SEA SAND MINING

2.1 General Knowledge & Statistics

- Demand for sand has skyrocketed in all parts of the world for mostly industrial and land reclamation purposes. According to United Nations International Trade Statistics Database (UN COMTRADE), international trade value has increased almost six fold in the last 25 years.
- According to the Department of Mineral and Geoscience Malaysia, in 2015 Singapore was Malaysia's biggest importer of sand and gravel (47%), followed by Thailand (29%) and Vietnam (14%).
- Sea sand mining is a practice to extract sands from the ocean beds. It is a practice that requires complex procedures and operations, involving heavy machineries.



Sea Sand Suction Vessel for Sea Sand Mining

- In commercial business, sands are mainly used as construction materials such as bricks and concretes for roads and land reclamation, also known as land fills.
- Prior to concession grants, a full Environmental Impact Assessment ("EIA") has to be carried out to ensure that mining is done responsibly, keeping in balance with wildlife and ecosystem within its vicinity.

2.2 Introduction



NAMI Corp. will venture into sea sand mining via SBS Mining Corporation Malaysia Sdn. Bhd. whereby it obtained approval of a total area 383 km² sand reserve located in the coastline of Peninsular Malaysia.

A preliminary survey (known as field work, part of a process for generation of EIA report) was conducted on a 20 km² of the subject mining area. The initial study reveals that the mineable location acquired by NAMI Corp. is of high quality whereby stockpiles are healthy and can be mined in meeting strict requirements set by regulators for preservation of ecology and habitat of subject area. The following depicts the general milestones of NAMI Corp.'s mining core business:

2.3 Project Status:

EIA Field Work	Completed
EIA Report Submission	Mid 2018
Approval & Commencement of Operation	3rd Quarter 2018



2.4 EIA Progress Report on 20 km² Subject Mining Area

Sea sand has to be mined and dredged responsibly. Hence, a socioeconomic study has to be carried out to assess the impact towards the livelihood of the habitats and ecosystems surrounding the area. This is integral to meet the policy and legal requirements set by various acts and regulations.

NAMI Corp. has conducted data collection (field work) as part of its completion of an EIA report. As mentioned earlier, a full EIA report is required before a concession grant can be given. The initial finding reveals that the subject area yields mineable sea sands and higher quantity and quality than prior expectation.



Multi-beam equipments are to be deployed above the sea bed for data classification

Data collection was performed on specific area and coordinates. A series of equipment and techniques was used to perform them such as multi-beam bathymetry, seismic survey, hydraulic modeling and geotechnical soil investigation.



Sea sand samples collected for data finding



An overview on field data acquisition of sand quality and quantity was collected

The samples taken from the sea beds reveal an interesting finding: The coarse sand uncovered are estimated 70% above the saleable requirement of 51%. This means that the sand content is substantially higher than the imposed requirement, which will give a better yield.

It is a requirement in Malaysia that at least, a depth of 2 meters of sand is allowed to be dredged. From the surveyed 20 km² subject map pictured, the highlighted yellow, red and purple colors from the map depicts depth of sand of more than 2 meters. NAMI Corp.'s consultant has found a huge stockpile of at least 40 million meter cube of sands in this subject area of 20 km².



Data that have been collected for the purpose of EIA reports

3 Core Business: GRANITE MINING



3.1 Introduction

Further enhancing NAMI Corp.'s core business portfolio in the mining sector, the company will venture into granite mining. NAMI Corp. core business provides long term sustainability of the company and increasing the interest of company stakeholders.



Granite mining project site visit

With the state of Perak as the largest reserve for mining granite and limestone-based products, NAMI Corp. intends to obtain a 30-year lease to embark on this venture, with initial focus on a 6.07 hectares (15 acres) granite reserve located in Forest Reserve in Mukim Kampar, Kinta District.



Exhibition of raw material

Commercially, granite is used for construction purposes such as architectures that involve tiles, stones and slabs. It is also used for building sculptures and road pavements.

3.2 Project Status

Application of Mining Certificate	Mid 2018
EIA & Geological Studies	4th Quarter of 2018
Commencement of Operation	2nd Half of 2019



4 Prospective Business: NAMI SAFE

NAMI Corp. recognized that the current global security market industry is worth billions of U.S. dollars and growing. The world is undergoing a rapid progress in the field of internet and technology, and security is of no exception. We have come to an era where technology has allowed more individuals to be empowered to do much more things on their own. Back in those days when we intend to store personal belongings in a safety vault, we need to go to a premise, line up in long queues, take numbers, meet up a representative and go through complicated process just to store them. The mere fact of stating these processes seems long and winding, let alone going through the process in reality.

NAMI Corp. successfully discovered a niche but highly profitable business in the industry of personal security. Under NAMI Safe, the self-automated robotized locker system empowers everyone to utilize a high-technology and security locker system. By eliminating the need to queue up and undergo complicated processes, now everyone can easily and conveniently access to personal safety vault services, just like operating an ATM machine.

With two branches located at Straits Quay, Penang and Sibu, Sarawak, NAMI Safe is one of the very few providers which provides a self-automated, world class locker service to the public. NAMI Safe is a high end safety locker system based on a SafeStore Auto ("SSA") self-automated system. Its infrastructure is based on global-brand technologies such as Gunnebo® and Chubbsafes. Its features includes self-automated system, highly secured with total privacy, 24/7 accessibility and comprehensive insurance protection.

4.1 SafeStore Auto (SSA) Self-Automated System


② Customer is in a locked and secured room, handling robotized self-automated system to deposit withdraw security boxes that are connected to the strong room.
NAMI SAFE
① The picture shows an example of a SafeStore with the security room in the lobby, whereas the strong room is located in the basement.
③ The SafeStore Auto robot is ready to collect and deliver the customer's safe deposit box as soon as the PIN has been entered.

WE ARE CURRENTLY LOCATED AT



NAMI SAFE (Penang)
3G-G-3A, Straits Quay,
Jalan Tanjung Pinang,
Penang, Malaysia.
+604-893 0283



NAMI SAFE (Sibu)
32, Lorong Sena 8,
Jalan Pahlawan, 96000 Sibu,
Sarawak, Malaysia.
+6010-962 8817 (Mr Liew)
+6016-870 7233 (Ms Lee)

5 Prospective Business: AGARTHA WORLD


AGARTHA
WORLD
LAND OF ADVANCED RACES

5.1 Introduction

An organic (human-based) business is integral for any organization to foster growth in building a global brand. By integrating the element of fun, adventure & escapism, NAMI Corp. intends to inculcate its own brand of not just being a 'cold' and 'lifeless' organization but one that also includes fun and happiness.

One of the projects that immediately caught the company's eye is a vast piece of land that sits atop a breezy hill at Bentong, Pahang in Malaysia. Located strategically between Genting Highlands and the thriving city of Kuala Lumpur, the company foresee that this location is highly prospective to be a sought-after destination for leisure and vacation purposes, attracting local and international tourists.

Agartha World, also known as Bentong Eco Park, is strategically located on a 10-acre hill at Bentong, Pahang. It is a nature-inspired, underground themed tropical rainforest paradise and tourist sanctuary with current facilities such as rock cave suites, infinity pool, tropical restaurant and picturesque offerings from mother nature.

5.2 Project Status

General Renovation & Landscaping	85% Completed
Target Completion	End of 2018
Commencement of Operation	1st Quarter 2019



An overview progress of Agartha World, Bentong Eco Park general renovation and landscaping